EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000
ParkOhio Announces 2009 Results
     CLEVELAND, OHIO, March 8, 2010 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its fourth quarter and year ended December 31, 2009.
FOURTH QUARTER RESULTS
     Net sales were $187.8 million for fourth quarter 2009, a reduction of 25% from net sales of $249.6 million for fourth quarter 2008. ParkOhio reported net income of $.2 million, or $.02 per share, in the fourth quarter of 2009, compared to a net loss of $119.9 million, or ($10.96) per share dilutive, for fourth quarter 2008. Included in the 2009 results were impairment and restructuring charges totaling $7.0 million ($.36 per share dilutive) and a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due in 2014 of $1.2 million ($.06 per share). Included in the 2008 results were impairment and restructuring charges totaling $108.6 million ($8.49 per share dilutive), a deferred tax valuation reserve of $32.7 million ($2.99 per share dilutive) and a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due in 2014 of $6.2 million ($.36 per share). Net income, as adjusted (A), for the fourth quarter of 2009 and 2008 was $2.0 million ($.17 per share dilutive) and $1.7 million ($.16 per share dilutive), respectively.
FULL YEAR RESULTS
     Net sales were $701.0 million for 2009, a reduction of 34% from net sales of $1.069 billion for the same period of 2008. ParkOhio reported a net loss of $5.2 million, or ($.47) per share, for the year ended December 31, 2009, compared to a net loss of $119.8 million or ($10.88) per share, in 2008. Included in the 2009 results were impairment and restructuring charges totaling $7.0 million ($.41 per share dilutive), a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due in 2014 of $6.3 million ($.37 per share) and a charge to reserve for an account receivable from a customer in bankruptcy of $4.2 million ($.25 per share dilutive). Included in the 2008 results were impairment and restructuring charges totaling $126.6 million ($9.46 per share dilutive), a deferred tax valuation reserve of $32.7 million ($2.97 per share dilutive) and a gain on the purchase of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due in 2014 of $6.2 million or ($.36 per share). Net loss as adjusted (A) for 2009 was ($.7) million, ($.06) per share compared to net income as adjusted (A) for 2008 of $13.7 million, or $1.19 per share dilutive.
     The Company also announced today that it has amended its existing credit facilities. The amendment was effective March 8, 2010 and along with other changes, extends the term of the facility to June 30, 2013.
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “The amendment and restatement of the credit facility will continue to provide the Company the flexibility to execute its strategy and take advantage of growth opportunities in its businesses. We would like to thank our lending institutions for their continued support and specifically, JPMorgan Chase Bank for its ongoing leadership.”

(A) Reconciliation to GAAP:

	Quarter ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
Net (loss) income, as reported	$.2	($119.9)	($5.2)	($119.8)
Income taxes, as reported	(2.7)	20.2	(.8)	21.0

Income (loss) before income taxes, as reported	($2.5)	($99.7)	($6.0)	($98.8)
Restructuring and impairment charges (1) (2)	7.0	108.6	7.0	126.6
Gains (3)	(1.2)	(6.2)	(6.3)	(6.2)
Reserve for a customer in bankruptcy (4)	0	0	4.2	0
Income taxes, as adjusted	(1.3)	(1.0)	.4	(7.9)

Net (loss) income, as adjusted	$2.0	$1.7	($.7)	$13.7

(1)	During the fourth quarter of 2009, the Company recorded $7.0 million of asset impairment charges associated with general weakness in the economy including the railroad industry ($3.0 million in the Manufactured Products segment and $4.0 million in the Supply Technologies segment). The charges were composed of $1.8 million of inventory impairment included in Cost of Products Sold and $5.2 million for impairment of property and equipment. During the fourth quarter of 2008, ParkOhio recorded a non-cash goodwill impairment charge of $95.8 million and restructuring and asset impairment charges of $13.4 associated with the decision to exit its relationship with its largest customer along with the general economic downturn. The charges were composed of $5.0 million of inventory impairment included in Cost of Products Sold and $8.4 million for impairment of property and equipment and loss on disposal of a foreign subsidiary and severance costs. Impairment charges of $.6 million recorded in the Aluminum Products segment in the third quarter of 2008 were reversed in the fourth quarter of 2008.

(2)	During the third quarter of 2008, the Company recorded $18.1 million of restructuring and asset impairment charges associated with the weakness and volatility in the automotive markets, ($13.8 million in the Aluminum Products segment and $4.3 million in the Manufactured Products segment). Inventory impairment charges of $.6 million were included in Cost of Products Sold and $17.5 million were included in Restructuring and impairment charges.

(3)	In 2009, Park-Ohio Holdings Corp. recorded a gain of $6.3 million on the purchase of $15.15 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014, of which $1.2 million was recorded in the fourth quarter. In the fourth quarter of 2008, Park-Ohio Holdings Corp. recorded a gain of $6.2 million on the purchase of $11.0 million of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014. The notes were not contributed to Park-Ohio Industries, Inc. but were held by Park-Ohio Holdings Corp. at December 31, 2008 and subsequently sold to a foreign subsidiary of Park-Ohio Industries, Inc. in the fourth quarter of 2009.

(4)	In the first nine months of 2009, the Company recorded a charge of $4.2 million to fully reserve for an account receivable from a customer in bankruptcy.

(5)	The Company presents adjusted net income excluding impairment charges and gains to facilitate comparison between periods.
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     A conference call reviewing ParkOhio’s fourth quarter results will be broadcast live over the Internet on Tuesday, March 9, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
     ParkOhio is a leading provider of supply management services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 28 manufacturing sites and 40 supply chain logistics facilities.
     This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.
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CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales	$187,795	$249,579	$701,047	$1,068,757
Cost of products sold	159,798	221,936	597,200	919,297

Gross profit	27,997	27,643	103,847	149,460
Selling, general and administrative expenses	21,249	22,790	87,786	105,546
Goodwill impairment charge	0	95,763	0	95,763
Restructuring and impairment charges	5,206	7,851	5,206	25,331
Gain on purchase of 8.375% senior subordinated notes	(1,189)	(6,232)	(6,297)	(6,232)
Interest expense	5,193	7,198	23,189	27,869

Income (loss) before income taxes	(2,462)	(99,727)	(6,037)	(98,817)
Income taxes	(2,667)	20,207	(828)	20,986

Net (loss) income	$205	($119,934)	($5,209)	($119,803)

Amounts per common share:
Basic	$0.02	($10.96)	($0.47)	($10.88)
Diluted	$0.02	($10.96)	($0.47)	($10.88)
Common shares used in the computation:
Basic	11,080	10,939	10,968	11,008
Diluted	11,583	10,939	10,968	11,008
Other financial data:
EBITDA, as defined	$21,325	$15,455	$57,067	$73,659

Note A—EBITDA, as defined, reflects earnings before interest, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss)	$205	($119,934)	($5,209)	($119,803)
Add back:
Income taxes (benefit)	(2,667)	20,207	(828)	20,986
Interest expense	5,193	7,198	23,189	27,869
Depreciation and amortization	4,761	4,808	18,776	20,782
Restructuring and impairment charges	7,003	12,816	7,003	30,875
Goodwill impairment charges	0	95,763	0	95,763
Gain on the purchase of 8.375% senior subordinated notes	6,232	(6,232)	6,232	(6,232)
Reserve for customer in bankruptcy	0	0	4,154	0
Miscellaneous	598	829	3,750	3,419

EBITDA, as defined	$21,325	$15,455	$57,067	$73,659

Note B—In 2009, the Company recorded a gain of $6.3 million on the purchase of $15.15 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of which $1.2 million was recorded in the fourth quarter.
Note C—In the fourth quarter of 2009, the Company recorded $7.0 million of asset impairment charges associated with general weakness in the economy, including the railroad industry ($3.0 million in the Manufactured Products segment and $4.0 million in the Supply Technologies segment). Inventory impairment charges of $1.8 million were included in Cost of Products Sold and $5.2 million were included in Restructuring and impairment charges.
Note D—In the first nine months of 2009, the Company recorded a charge of $4.2 million to fully reserve for an account receivable from a customer in bankruptcy.
Note E—In the third quarter of 2008, the Company recorded $18.1 million of restructuring and asset impairment charges associated with the weakness and volatility in the automotive markets ($13.8 million in the Aluminum Products segment and $4.3 million in the Manufactured Products segment). Inventory impairment charges of $.6 million were included in Cost of Products Sold and $17.5 million were included in Restructuring and impairment charges.
Note F—In the fourth quarter of 2008, the Company recorded $13.4 million of restructuring and asset impairment charges at its Supply Technologies segment associated with the decision to exit its relationship with its largest customer along with the general economic downturn resulting in either the closure, downsizing or consolidation of its distribution network. The charges were composed of $5.0 million of inventory impairment included in Cost of Products Sold and $8.4 million for asset impairment, loss on disposal of a foreign subsidiary and severance costs. Impairment charges of $.6 million recorded in the Aluminum Products segment were reversed in the fourth quarter.
Note G—In the fourth quarter of 2008, the Company recorded non-cash goodwill impairment charges of $95.8 million.
Note H—In the fourth quarter of 2008, Park-Ohio Holdings Corp. recorded a gain of $6.2 million on the purchase of $11.0 million of Park-Ohio Industries,Inc. 8.375% senior subordinated notes due 2014. The notes were not contributed to Park-Ohio Industries, Inc. but were held by Park-Ohio Holdings Corp. at December 31,2008 and sold to a subsidiary of Park-Ohio Industries, Inc. in the fourth quarter of 2009.
Note I—In the fourth quarter of 2008, the Company recorded a valuation allowance of $32.7 million for its net deferred tax asset.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	December 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS
Current Assets
Cash and cash equivalents	$23,098	$17,825
Accounts receivable, net	104,643	165,779
Inventories	182,116	228,817
Deferred tax assets	8,104	9,446
Unbilled contract revenue	19,411	25,602
Other current assets	12,700	12,818

Total Current Assets	350,072	460,287
Property, Plant and Equipment	245,240	248,474
Less accumulated depreciation	168,609	157,832

Total Property Plant and Equipment	76,631	90,642
Other Assets
Goodwill	4,155	4,109
Other	71,410	64,182

Total Other Assets	75,565	68,291

Total Assets	$502,268	$619,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$75,083	$121,995
Accrued expenses	39,150	74,351
Current portion of long-term debt	4,294	8,778
Current portion of other postretirement benefits	2,197	2,290

Total Current Liabilities	120,724	207,414
Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	183,835	198,985
Revolving credit maturing on December 31, 2010	141,200	164,600
Other long-term debt	4,668	2,283
Deferred tax liability	7,200	9,090
Other postretirement benefits and other long-term liabilities	21,831	24,093

Total Long-Term Liabilities	358,734	399,051
Shareholders’ Equity	22,810	12,755

Total Liabilities and Shareholders’ Equity	$502,268	$619,220

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended December 31		Year Ended December 31
	2009	2008	2009	2008
NET SALES

Supply Technologies	$85,926	$121,818	$328,805	$521,270
Aluminum Products	35,732	35,965	111,388	156,269
Manufactured Products	66,137	91,796	260,854	391,218

	$187,795	$249,579	$701,047	$1,068,757

INCOME BEFORE INCOME TAXES

Supply Technologies	$816	($91,435)	$6,325	($74,884)
Aluminum Products	1,638	(17,368)	(5,155)	(36,042)
Manufactured Products	2,974	12,831	23,472	50,534

	5,428	(95,972)	24,642	(60,392)
Corporate and Other Costs	(2,697)	3,442	(7,490)	(10,556)
Interest Expense	(5,193)	(7,197)	(23,189)	(27,869)

	($2,462)	($99,727)	($6,037)	($98,817)

INCOME BEFORE INCOME TAXES, EXCLUDING CHARGES AND GAINS

Supply Technologies	$4,819	$1,242	$10,328	$17,793
Aluminum Products	1,638	(1,467)	(1,001)	(6,373)
Manufactured Products	5,974	12,831	26,472	54,825

	12,431	12,606	35,799	66,245
Corporate and Other Costs	(3,887)	(2,790)	(13,787)	(16,788)
Interest Expense	(5,193)	(7,197)	(23,189)	(27,869)

	$3,351	$2,619	($1,177)	$21,588

Note A—In 2009, the Company recorded a gain of $6.3 million on the purchase of $15.15 million principal amount of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014 of which $1.2 million was recorded in the fourth quarter.
Note B—In the fourth quarter of 2009, the Company recorded $7.0 million of asset impairment charges associated with general weakness in the economy including the railroad industry ($3.0 million in the Manufactured Products segment and $4.0 million in the Supply Technologies segment). Inventory impairment charges of $1.8 million were included in Cost of Products Sold and $5.2 million were included in Restructuring and impairment charges.
Note C—In the first nine months of 2009, the Company recorded a charge of $4.2 million to fully reserve for an account receivable from a customer in bankruptcy.
Note D—During the fourth quarter of 2008, the Company recorded non-cash goodwill impairment charges of $95,763. Below is a summary of these charges by segment.

Supply Technologies	$79,248
Aluminum Products	16,515

$95,763

Note E—In the fourth quarter of 2008, the Company recorded in the Supply Technologies segment $13,430 of restructuring and asset impairment charges associated with the decision to exit its relationship with its largest customer along with the general economic downturn resulting in either the closure, downsizing or consolidation of eight facilities in its distribution network. Impairment charges of $614 recorded in the Aluminum Products segment in the third quarter were reversed in the fourth quarter.
Note F—In the fourth quarter of 2008, the Company recorded a gain of $6,232 on the purchase of $11,015 of Park-Ohio Industries, Inc. 8.375% senior subordinated notes due 2014. The gain is reflected in Corporate and other costs.
Note G—In the third quarter of 2008, the Company recorded $18,059 of restructuring and asset impairment charges associated with the weakness and volatility in the automotive markets ($13,768 in the Aluminum Products segment and $4,291 in the Manufactured Products segment). Inventory impairment charges of $579 were included in Cost of Products Sold and $17,480 were included in Restructuring and impairment charges.